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                                                                    EXHIBIT 12.1

                             MASTER GRAPHICS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (dollars in thousands)
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
                                                   --------------------------------------------------------------------------------
                                                                                 Master Graphics, Inc.
                                                   --------------------------------------------------------------------------------
                                                  Year          Year        Year           Year       Six Months        Year
                                                  Ended         Ended       Ended          Ended        Ended           Ended
                                                 June 30,      June 30,    June 30,       June 30,   December 31,    December 31,
                                                   1994         1995         1996          1997         1997            1998
                                                   ----         ----         ----          ----         ----             ----
Fixed Charges:
     Interest expense                             $  403         334           376          439          2,091           9,723
     Amortization of deferred loan costs              --          --            --           --             90             548
     Interest factor in rents                        103         107           137          350            133             590
                                                  ------      ------        ------       ------        -------          ------
         Total Fixed Charges                      $  506         441           513          789          2,314          10,861
                                                  ======      ======        ======       ======        =======          ======
Earnings:
     Income (loss) before income taxes and
         extraordinary items                      $ (117)       (296)          334       (1,248)        (3,799)          4,601
     Fixed charges                                   506         441           513          789          2,314          10,861
                                                  ------      ------        ------       ------        -------          ------
         Total Earnings                           $  389         145           847         (459)        (1,485)         15,462
                                                  ======      ======        ======       ======        =======          ======
Ratio of Earnings to Fixed Charges                    --          --           1.7x          --             --             1.4x
                                                  ======      ======        ======       ======        =======          ======
Amount by which fixed charges
     exceeded earnings                            $  117         296            --        1,248          3,799              --
                                                  ======      ======        ======       ======        =======          ======

                                                   --------------------------------------------------------------------------------
                                                                                Premier Graphics, Inc.
                                                   --------------------------------------------------------------------------------
                                                                                                                        Year
                                                                                                                        Ended
                                                                                                                     December 31,
                                                                                                                        1998
                                                                                                                        ----
Fixed Charges:
     Interest expense                                                                                                  $ 9,129
     Amortization of deferred loan costs                                                                                   548
     Interest factor in rents                                                                                              557
                                                                                                                       -------
         Total Fixed Charges                                                                                           $10,234
                                                                                                                       =======
Earnings:
     Income (loss) before income taxes and
         extraordinary items                                                                                           $ 3,907
     Fixed charges                                                                                                      10,234
                                                                                                                       -------
         Total Earnings                                                                                                $14,141
                                                                                                                       =======
Ratio of Earnings to Fixed Charges                                                                                         1.4x
                                                                                                                       =======
Amount by which fixed charges
     exceeded earnings                                                                                                 $    --
                                                                                                                       =======
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